Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Actuant Australia Ltd.	Australia
Hedley Purvis (Asia Pacific) Pty Ltd.	Australia
Osterreichische Kopp Ges.mbH	Austria
AP International Corporation	Barbados
Applied Power do Brasil Equipmentos Ltda	Brazil
Applied Power Hidraulicos	Brazil
Hedley Purvis (Brasil) Ltda	Brazil
Power Packer do Brazil	Brazil
Actuant Canada Corporation	Canada
Actuant China Ltd.	China
Actuant Hydraulic Co. Ltd.	China
Baostone	China
Gits Engineered Components Shanghai Co., Ltd.	China
New England Controls, Inc.	Connecticut
Nielsen Hardware Corporation	Connecticut
Kopp Elektrotechnika Spoll s.r.o	Czech Republic
Acme Electric Mexico Holdings I, Inc.	Delaware
Acme Electric Mexico Holdings II, Inc.	Delaware
ADI Acquisition Co., LLC	Delaware
Atlantic Guest, Inc.	Delaware
Guest Building, LLC	Delaware
Key Components Finance Corp	Deleware
Key Components, LLC	Delaware
Kwikee Products Company, LLC	Delaware
Marine Industries Co., LLC	Delaware
Transformex, Inc.	Delaware
Versa Technologies, Inc.	Delaware
Actuant France SA	France
Pivicat SAS	France
Yvel S.A.	France
Barry Controls GmbH	Germany
Brunnquell GmbH	Germany
Condor Installationstechnik GmbH	Germany
CPS Convertible Power Systems GmbH	Germany
Enerpac GmbH	Germany
Heinrich Kopp GmbH	Germany
Hydra-Tight GmbH	Germany
Kopp Properties KG	Germany
Profikontakt Elektrohandels GmbH	Germany
AIC (Hong Kong) Ltd	Hong Kong
Magyar KOPP Kft.	Hungary
Enerpac Hydraulic Technology (India) Pvt. Ltd.	India
Silver Plast-o-Pack Pvt. Ltd.	India
Transtech J.V.	India

Engineered Solutions LP	Indiana
Enerpac SpA	Italy
Applied Power Japan Ltd.	Japan
Hydratight Sweeney KK	Japan
Hedley Purvis, Inc.	Louisiana
Actuant European SarL	Luxembourg
Acme Electric de Mexico S. De. R.L. de C.V.	Mexico
Acme Electric MFG de Mexico S. De. R.L. de C.V.	Mexico
Amveco International S. De. R.L. de C.V.	Mexico
Applied Power (Mexico) S. de R.L. de C.V.	Mexico
Grupo Industrial Baja Tec S.A. de C.V.	Mexico
Servicios Acme de Mexico S. De. R.L. de C.V.	Mexico
Actuant Europe CV	Netherlands
Actuant Finance CV	Netherlands
Actuant Netherlands CV	Netherlands
Applied Power Europa BV	Netherlands
Dresco BV	Netherlands
Enerpac BV	Netherlands
Hydratight Sweeney BV	Netherlands
Power Packer Europa BV	Netherlands
Actuant Investments, Inc.	Nevada
Actuant Receivables Corporation	Nevada
Applied Power Investments II, Inc.	Nevada
Calterm Taiwan, LLC	Nevada
VT Holdings II, Inc.	Nevada
A.W. Sperry Instruments, Inc.	New York
Acme Electric Corporation	New York
BW Elliott Mfg. Co., LLC	New York
Gits Mfg. Co. LLC	Delaware
Key Components, Inc.	New York
Hypur-Mate Norge AS	Norway
Kopp Elektrotechnicka Sp.z.o.o	Poland
Actuant Russia	Russia
Applied Power Moscow	Russia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Hedley Purvis Pte. Ltd.	Singapore
Actuant Korea Ltd.	South Korea
Power Packer Espana SA	Spain
Applied Power International SA	Switzerland
Amveco Holdings Mexico, LLC	Texas
Amveco Magnetics, Inc.	Texas
Hydratight Sweeney, Inc.	Texas
Gits Mfg. (Thailand) Co. Ltd.	Thailand
Hedley Purvis Ltd.	Trinidad
HEKO Electrotechnique SARL	Tunisia
Ergun Kriko San, AA	Turkey
Actuant International Ltd.	UK
Actuant Ltd.	UK
Energise IT Limited	UK
Enerpac Ltd.	UK

Hedley Purvis Group Ltd.	UK
Hedley Purvis Holdings Ltd.	UK
Hedley Purvis International Ltd.	UK
Hedley Purvis Ltd.	UK
Hedley Purvis Ventures Ltd.	UK
Hevilift Limited	UK
Hydratight Sweeney Ltd.	UK
Pertesco Ltd	UK
Enerpac Middle East FZE	United Arab Emirates
Columbus Manufacturing, LLC	Wisconsin
Enerpac Corp.	Wisconsin
GB Tools and Supplies, Inc.	Wisconsin
Hydratight Sweeney Products Corp	Wisconsin